Exhibit 99.1

Contacts:	Christine Rogers Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com

HMS HOLDINGS CORP. ANNOUNCES THIRD QUARTER 2011 RESULTS; 2012 GUIDANCE

•                  Q3 2011 GAAP EPS $0.17(+31% y/y)

•                  2011 GAAP EPS guidance increased to $0.60 (+27.7% y/y) from $0.59

•                  2012 initial guidance of $435.0 million in revenue (+19.5% y/y,) $0.74 GAAP EPS (+23.3% y/y)

NEW YORK, N.Y., October 28, 2011—HMS Holdings Corp. (NASDAQ: HMSY) today announced its financial results for the third quarter of 2011.

For the quarter ended September 30, 2011, revenue increased 15.4% to $92.4 million, compared to $80.0 million for the same period a year ago. Net income for the quarter was $14.4 million or $0.17 per diluted common share compared to net income of $11.0 million or $0.13 per diluted common share for the same period a year ago, an increase of 30.7%.

For the nine months ended September 30, 2011, revenue increased 22.5% to $264.2 million, compared to $215.7 million for the same period a year ago. Net income for the nine months ended September 30, 2011 was $36.7 million or $0.42 per diluted common share, compared to net income of $27.7 million or $0.33 per diluted common share for the same period a year ago, an increase of 27.2%.

2011 Revised Guidance & 2012 Guidance

As a result of the delay in the issuance of the Medicaid RAC (Recovery Audit Contractor) final rule, states’ progress in procuring, awarding and implementing RAC contracts was slower than anticipated and accordingly, the Company is revising revenue guidance for 2011 from $372.0 million to $363.0 million (+19.8% y/y). However, improved operational performance permits the Company to raise projected GAAP earnings per share (EPS) from $0.59 to $0.60 (+27.7% y/y) on a fully diluted basis.

The Company also announced initial guidance for 2012. Revenue is projected to grow to $435.0 million (+19.8% over revised 2011 guidance), fully diluted GAAP EPS is projected to increase to $0.74 (+23.3% over 2011 revised guidance).

“On the sales front, HMS continued to win competitive Medicaid RAC procurements in the third quarter,” said Lucia. “We are very pleased that the components of CMS’s Final Rule, which governs Medicaid RAC implementations and provides guidance to states, aligns favorably with HMS’s capabilities, even though the delay in the rule slowed a number of state contract awards and implementations. With contract award activity resuming as states re-focus on Medicaid RAC, we’re confident that the opportunity associated with this program will be realized in 2012 and beyond.”

Q3 2011 Conference Call

HMS will be hosting its third quarter 2011 conference call and webcast with the investment community on Friday, October 28, 2011 at 9:00 am Eastern Time. Individuals can access the webcast at http://investor.hms.com or listen to the call at 1-877-591-4959.  International participants can listen to the call at 719-325-4791.

The webcast will be archived on the website.  Individuals can listen to the replay at 1-888-203-1112.  International participants can listen to the replay at 1-719-457-0820.  The conference ID is 1811594. The replay will be available at 11 a.m. ET on October 28 through 11:59 p.m. ET on November 4, 2011. The HMS Form 10-Q for the quarter September 30, 2011 will be filed and available on our website on http://investor.hms.com or about November 9, 2011, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.

About HMS Holdings

HMS Holdings Corp. (NASDAQ: HMSY), is the nation’s leader in coordination of benefits and program integrity services for healthcare payors. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 120 Medicaid managed care plans; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the company’s services, clients recovered over $1.8 billion in 2010, and saved billions of dollars more through prevention of erroneous payments.

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Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

This press release also includes presentations of adjusted EPS. Adjusted EPS represents EPS adjusted for stock-based compensation expense and amortization of intangibles. Adjusted EPS is a non-GAAP financial measure and is reconciled to EPS, which the Company’s management believes to be the most comparable GAAP measure.

The press release containing the reconciliation to GAAP measures is available on the Investor Section of our website.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.  These non-GAAP financial measure are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This Press Release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions.  In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of our services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse.  A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, a copy of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab.  Any forward-looking statements made by us in this Press Release speak only as of the date of this Press Release.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

For the Three and Nine-Months Ended September 30, 2011 and 2010

(In thousands, except per share amounts)

(unaudited)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2011	2010	2011	2010
Revenue	$92,356	$80,022	$264,159	$215,700

Cost of services:
Compensation	31,762	27,211	94,604	76,391
Data processing	5,973	4,576	16,607	12,691
Occupancy	3,794	3,490	11,328	9,640
Direct project costs	9,893	9,818	30,546	25,596
Other operating costs	4,637	4,565	13,448	11,738
Amortization of acquisition related software and intangibles	1,660	1,665	5,048	4,566
Total cost of services	57,719	51,325	171,581	140,622

Selling, general & administrative expenses	10,560	10,419	31,932	28,899
Total operating expenses	68,279	61,744	203,513	169,521
Operating income	24,077	18,278	60,646	46,179

Interest expense	(19)	(24)	(65)	(70)
Other income/(expense)	165	(31)	714	(31)
Interest income	14	32	50	73

Income before income taxes	24,237	18,255	61,345	46,151
Income taxes	9,822	7,209	24,691	18,414
Net income	$14,415	$11,046	$36,654	$27,737

Basic income per common share data:
Net income per basic share	$0.17	$0.13	$0.43	$0.34

Weighted average common shares outstanding, basic	84,159	82,009	84,372	81,367

Diluted income per share data:
Net income per diluted share	$0.17	$0.13	$0.42	$0.33

Weighted average common shares, diluted	86,869	85,450	87,233	85,040

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(unaudited)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$140,451	$94,836
Accounts receivable, net of allowance of $650 at September 30, 2011 and $799 at December 31, 2010	83,483	75,123
Prepaid expenses and other current assets	12,563	10,089
Total current assets	236,497	180,048

Property and equipment, net	46,561	44,713
Goodwill, net	107,026	107,414
Intangible assets, net	16,136	19,826
Other assets	847	904
Accounts receivable, long term	2,160	—
Total assets	$409,227	$352,905

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$28,421	$32,502
Contingent payables	3,315	—
Total current liabilities	31,736	32,502

Long-term liabilities:
Contingent payables	—	2,573
Accrued deferred rent	1,419	1,842
Other liabilities	2,221	2,582
Deferred tax liabilities	7,408	5,768
Total long-term liabilities	11,048	12,765

Total liabilities	42,784	45,267

Shareholders’ equity:
Preferred stock - $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock - $.01 par value; 125,000,000 shares authorized; 89,961,818 shares issued and 84,973,280 shares outstanding at September 30, 2011; 88,341,546 shares issued and 83,353,008 shares outstanding at December 31, 2010	900	883
Capital in excess of par value	226,584	204,450
Retained earnings	148,356	111,702
Treasury stock, at cost; 4,988,538 shares at September 30, 2011 and December 31, 2010	(9,397)	(9,397)

Total shareholders’ equity	366,443	307,638

Total liabilities and shareholders’ equity	$409,227	$352,905

HMS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2011 and 2010

(in thousands)

(unaudited)

	Nine months ended September 30,
	2011	2010

Operating activities:
Net income	$36,654	$27,737
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,930	11,478
Stock-based compensation expense	5,884	5,334
Deferred income taxes	1,508	546
Decrease in allowance for doubtful accounts	(149)	464
Change in fair value of contingent consideration	391	—
Loss on disposal of fixed assets	5	22
Changes in assets and liabilities:
(Increase)/Decrease in accounts receivable	(10,371)	(10,020)
(Increase)/Decrease in prepaid expenses, prepaid income taxes and other current assets	2,306	(1,138)
(Increase)/Decrease in other assets	57	685
(Decrease)/Increase in accounts payable, accrued expenses and other liabilities	(2,125)	(43)

Net cash provided by operating activities	49,090	35,065

Investing activities:
Investment in certificate of deposit	(4,809)	—
Purchases of property and equipment	(13,092)	(10,488)
Purchase of building and land	—	(9,886)
Acquisition of AMG-SIU	161	(12,795)
Acquisition of Verify Solutions	(500)	—
Acquisition of Chapman Kelly	—	(13,001)
Investment in capitalized software	(1,502)	(1,512)

Net cash used in investing activities	(19,742)	(47,682)

Financing activities:
Proceeds from exercise of stock options	9,013	5,486
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(903)	—
Excess tax benefit from exercised stock options	8,157	8,303
Net cash provided by financing activities	16,267	13,789

Net increase in cash and cash equivalents	45,615	1,172

Cash and cash equivalents at beginning of period	94,836	64,863

Cash and cash equivalents at end of period	$140,451	$66,035

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$11,547	$11,269
Cash paid for interest	$89	$46

Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$438	$674
Accrued acquisition related contingent consideration	$351	$2,573

HMS HOLDINGS CORP. AND SUBSIDIARIES

(In thousands, except share and per share amounts)

(unaudited)

Reconciliation of net income to EBITDA and adjusted EBITDA

	Three Months Ended September 30,		Nine months Ended September 30,
	2011	2010	2011	2010
Net Income	$14,415	$11,046	$36,654	$27,737

Net interest (income)/expense	5	(8)	15	(3)
Income taxes	9,822	7,209	24,691	18,414
Depreciation and amortization, net of deferred financing costs included in net interest expense	5,125	4,171	14,930	11,478

Earnings before interest, taxes, depreciation and amortization (EBITDA)	29,367	22,418	76,290	57,626
Share-based compensation expense	1,918	1,906	5,884	5,334
Adjusted EBITDA	$31,285	$24,324	$82,174	$62,960

Reconciliation of net income to GAAP EPS and Adjusted EPS

	For the Year Ended December 31,
	2011	2012
Net Income	$52,100	$65,600

Stock option expense	4,905	5,956
Amortization of intangibles	3,964	3,959
Subtotal	$60,969	$75,515

Weighted average common shares, diluted	86,916	88,700

Diluted GAAP EPS	$0.60	$0.74
Diluted adjusted EPS	$0.70	$0.85